Exhibit 99.1

REALNETWORKS ANNOUNCES THIRD QUARTER 2011 RESULTS

SEATTLE – Nov. 3, 2011 –RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended Sept. 30, 2011.

Quarterly Highlights:

•	Revenue of $84.4 million

•	Net loss of $(5.2) million or $(0.15) per share

•	Adjusted EBITDA of $4.1 million

•	Cash and short term investments of $183.1 million as of Sept. 30, 2011

•	Dividend of $1.00 per share and 1-for-4 reverse stock split in third quarter

“During the quarter, we made progress on our key initiatives, including developing new products and renewing contracts for our SaaS business with mobile carriers, building our social games business and getting ready to launch a new version of RealPlayer in mid-November,” said Mike Lunsford, interim CEO of RealNetworks.

“As we announced earlier this week, Thomas Nielsen will be joining us as CEO next week. I look forward to assisting him in the coming months as he implements the new strategy and vision for the company,” Lunsford continued.

Third Quarter Results

For the third quarter of 2011, revenue was $84.4 million, a decrease of 2% compared with the third quarter of 2010 and a sequential increase of less than 1% from the second quarter. Foreign currency exchange rate fluctuations positively affected third quarter revenue by about $4.4 million compared with the year-earlier quarter. Revenue trends in each of RealNetworks’ businesses in the third quarter of 2011 compared with the year-earlier quarter were: a 23% increase in Emerging Products revenue to $10.8 million, a 2% decrease in Core Products revenue to $50.7 million, and an 11% decrease in Games revenue to $22.9 million.

Net loss for the third quarter of 2011 was $(5.2) million, or $(0.15) per share, compared with net income of $24.5 million, or $0.72 per share, in the third quarter of 2010. Third quarter 2011 results included a $4.2 million benefit from a change in estimates in accrued royalties. Net income for the third quarter of 2010 included an income tax benefit of $33.9 million resulting primarily from a $30 million cash refund from the IRS. Adjusted EBITDA for the third quarter of 2011 was $4.1 million, compared with $5.7 million for the third quarter of 2010. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

As of Sept 30, 2011, RealNetworks had $183.1 million in unrestricted cash, cash equivalents and short-term investments compared with $327.9 million at June 30, 2011. RealNetworks paid a special dividend of $1.00 per share, or a total of approximately $137 million, to shareholders in August of 2011. In addition, RealNetworks had $48.8 million in restricted cash and available-for-sale securities, not including its equity interest in the Rhapsody joint venture, at Sept. 30, 2011.

Segment Operating Results

	2011	2011	2010	Sequential	Yr/Yr
	Q3	Q2	Q3	Change	Change
Revenue
Core Products	$50,705	$45,735	$51,870	11%	-2%
Emerging Products	10,764	12,717	8,778	-15%	23%
Games	22,945	25,300	25,784	-9%	-11%
Corporate	—	—	—

Total	$84,414	$83,752	$86,432	1%	-2%

Operating Income (loss)
Core Products	$8,815	$7,208	$9,868	22%	-11%
Emerging Products	(2,033)	370	1,643	-649%	-224%
Games	1,589	2,049	2,413	-22%	-34%
Corporate	(11,854)	(14,411)	(18,074)	-18%	-34%

Total	$(3,483)	$(4,784)	$(4,150)	-27%	-16%

Adjusted EBITDA
Core Products	$11,617	$9,900	$13,309	17%	-13%
Emerging Products	(1,711)	707	1,771	-342%	-197%
Games	2,275	2,748	2,885	-17%	-21%
Corporate	(8,094)	(11,133)	(12,265)	-27%	-34%

Total	$4,087	$2,222	$5,700	84%	-28%

In thousands

Business Outlook

For the fourth quarter of 2011, RealNetworks expects total revenue to decline sequentially and year-over-year. RealNetworks expects revenue in Emerging Products to increase sequentially and be flat year-over-year; revenue in Core Products will decline sequentially and year-over-year; revenue in Games will be flat sequentially and decline year-over-year. RealNetworks expects adjusted EBITDA for the fourth quarter to be positive but decline sequentially, which indicates a significant decline compared with year-ago fourth-quarter adjusted EBITDA.

For the full year, excluding Music, RealNetworks expects an approximate 9% decline in 2011 revenue compared with 2010, approximately one-third of which is due to the elimination or de-emphasis of products and services that generate low-profit or unprofitable revenue. RealNetworks expects 2011 adjusted EBITDA and adjusted EBITDA margin to decline compared with 2010, in spite of cost savings from restructuring efforts, due largely to the projected revenue decline.

The foregoing forward-looking statements reflect RealNetworks’ expectations as of Nov. 3, 2011. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the third quarter at 5:00 p.m. ET on Nov. 3. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

800-857-5305 Domestic

773-681-5857 International

Passcode: Third Quarter

Leader: Mike Lunsford

Telephonic replay will be available until 8 p.m. ET, Nov. 17, 2011.

Replay dial in:

800-945-5760 Domestic

402-220-3547 International

For More Information:

Marj Charlier, RealNetworks, 206-892-6718 or mcharlier@real.com

Press Only:

Barbara Krause, Krause Taylor Associates, 408-981-2429 or barbara@krause-taylor.com

About RealNetworks

RealNetworks creates innovative applications and services that make it easy for people to connect with and enjoy digital media. RealNetworks invented the streaming media category and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. Find RealNetworks corporate information at www.realnetworks.com/about-us.

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the third quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ expectations for future revenue, adjusted EBITDA and adjusted EBITDA margin. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the introduction and growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; fluctuations in foreign currencies; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net revenue	$84,414	$86,432	$255,467	$303,916
Cost of revenue	31,816	30,710	94,548	109,018

Gross profit	52,598	55,722	160,919	194,898

Operating expenses:
Research and development	16,496	19,517	54,200	81,775
Sales and marketing	28,625	26,321	85,958	91,530
Advertising with related party (A)	—	—	—	1,065
General and administrative	10,522	12,640	27,018	42,151
Restructuring and other charges	438	1,080	7,850	11,487
Loss (gain) on excess office facilities	—	314	(174)	7,396

Total operating expenses	56,081	59,872	174,852	235,404

Operating income (loss)	(3,483)	(4,150)	(13,933)	(40,506)

Other income (expenses):
Interest income, net	672	1,074	1,362	2,005
Equity in net loss of Rhapsody and other equity method investments (B)	(1,440)	(6,142)	(5,739)	(11,569)
Loss on sale of equity investments, net	—	—	—	(50)
Gain on deconsolidation of Rhapsody	—	—	—	10,929
Other income (expense), net	(228)	(206)	(661)	887

Total other income (expense), net	(996)	(5,274)	(5,038)	2,202

Income (loss) before income taxes	(4,479)	(9,424)	(18,971)	(38,304)
Income tax (expense) benefit	(703)	33,947	(5,365)	37,238

Net income (loss)	(5,182)	24,523	(24,336)	(1,066)
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	—	—	2,910

Net income (loss) attributable to common shareholders	$(5,182)	$24,523	$(24,336)	$1,844

Basic net income (loss) per share available to common shareholders	$(0.15)	$0.72	$(0.71)	$0.16
Diluted net income (loss) per share available to common shareholders	$(0.15)	$0.71	$(0.71)	$0.16
Shares used to compute basic net income (loss) per share available to common shareholders	34,199	33,905	34,081	33,826
Shares used to compute diluted net income (loss) per share available to common shareholders	34,199	34,442	34,081	34,558

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.
(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter of 2010 includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expenses)”.
(C)	Net loss attributable to the noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$102,811	$236,018
Short-term investments	80,277	98,303
Trade accounts receivable, net	38,725	48,324
Deferred costs, current portion	6,948	9,173
Related party receivable - Rhapsody (A)	392	351
Prepaid expenses and other current assets	24,702	30,441

Total current assets	253,855	422,610

Equipment, software, and leasehold improvements, at cost:
Equipment and software	146,902	144,623
Leasehold improvements	25,534	25,367

Total equipment, software, and leasehold improvements	172,436	169,990
Less accumulated depreciation and amortization	132,321	126,619

Net equipment, software, and leasehold improvements	40,115	43,371
Restricted cash equivalents and investments	10,130	10,000
Equity method investments	9,956	15,486
Available for sale securities	38,667	27,541
Other assets	2,981	3,316
Deferred costs, non-current portion	15,018	18,401
Deferred tax assets, net, non-current portion	10,775	12,805
Other intangible assets, net	8,049	6,952
Goodwill	6,060	4,960

Total assets	$395,606	$565,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,214	$30,413
Accrued and other liabilities	70,107	85,702
Deferred revenue, current portion	14,724	19,036
Accrued loss on excess office facilities, current portion	1,053	1,144

Total current liabilities	104,098	136,295
Deferred revenue, non-current portion	398	460
Accrued loss on excess office facilities, non-current portion	2,458	3,380
Deferred rent	2,961	3,514
Deferred tax liabilities, net, non-current portion	1,790	1,049
Other long-term liabilities	10,813	7,999

Total liabilities	122,518	152,697

Shareholders’ equity	273,088	412,745

Total liabilities and shareholders’ equity	$395,606	$565,442

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owes RealNetworks.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(24,336)	$(1,066)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,519	19,047
Stock-based compensation	9,086	10,280
Loss (gain) on disposal of equipment, software, and leasehold improvements	81	155
Equity in net loss of Rhapsody and other equity method investments	5,739	11,569
Loss on sale of equity investment, net	—	50
Gain on deconsolidation of Rhapsody	—	(10,929)
Excess tax benefit from stock option exercises	(57)	(48)
Accrued restructuring and other charges	—	997
Accrued loss (gain) on excess office facilities	(174)	6,108
Deferred income taxes, net	(429)	80
Other	(19)	153
Net change in certain operating assets and liabilities, net of acquisitions, disposals and deconsolidation of Rhapsody	(9,786)	(72,874)

Net cash used in operating activities	(7,376)	(36,478)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(6,013)	(11,415)
Purchases of short-term investments	(77,078)	(102,486)
Proceeds from sales and maturities of short-term investments	95,104	96,026
Payment of acquisition costs, net of cash acquired	(2,888)	(5,760)
Payment in connection with the restructuring of Rhapsody	—	(18,000)
Repayment of temporary funding on deconsolidation of Rhapsody	—	5,869
Decrease (increase) in restricted cash equivalents and investments, net	(141)	3,700

Net cash provided by (used in) investing activities	8,984	(32,066)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,940	1,378
Net proceeds from sales of interest in Rhapsody	—	1,213
Excess tax benefit from stock option exercises	57	48
Common Stock cash dividend paid	(136,793)	—

Net cash (used in) provided by financing activities	(134,796)	2,639

Effect of exchange rate changes on cash and cash equivalents	(19)	3,770

Net increase (decrease) in cash and cash equivalents	(133,207)	(62,135)
Cash and cash equivalents, beginning of period	236,018	277,030

Cash and cash equivalents, end of period	$102,811	$214,895

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2011			2010
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
					(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$50,705	$45,735	$48,107	$58,030	$51,870	$51,742	$51,203
Emerging Products (B)	10,764	12,717	11,135	12,558	8,778	8,997	11,428
Games (C)	22,945	25,300	28,059	27,229	25,784	28,145	30,236

Total net revenue excluding music	84,414	83,752	87,301	97,817	86,432	88,884	92,867
Music (D)	—	—	—	—	—	—	35,733

Total net revenue including music	$84,414	$83,752	$87,301	$97,817	$86,432	$88,884	$128,600

Core Products Revenue by Product:
SaaS (E)	$30,381	$30,216	$30,526	$35,656	$31,885	$32,388	$33,614
Systems Integrations / Professional Services (F)	3,844	388	1,840	4,388	953	998	367
Technology Licensing (G)	6,250	6,508	6,425	7,632	7,473	7,736	7,910
Consumer Subscriptions (H)	10,230	8,623	9,316	10,354	11,559	10,620	9,312

Total Core Products net revenue	$50,705	$45,735	$48,107	$58,030	$51,870	$51,742	$51,203

Net Revenue by Geography:
United States	$38,969	$41,984	$44,469	$48,048	$46,874	$48,351	$84,550
Rest of world	45,445	41,768	42,832	49,769	39,558	40,533	44,050

Total net revenue	$84,414	$83,752	$87,301	$97,817	$86,432	$88,884	$128,600

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)	700,000	775,000	775,000	700,000	700,000	675,000	650,000
SaaS subscribers (J)	34,000	34,550	35,900	36,700	37,500	37,600	37,950
Monthly SaaS ARPU (in cents) (K)	$0.17	$0.18	$0.18	$0.20	$0.16	$0.16	$0.16
ICM delivered in billions (L)	162	157	151	136	134	128	120
Consumer subscribers (M)	500	475	500	550	600	600	575

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, and consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.
(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody, and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income (expense)”.

Core Products Revenue by Product:

(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(F)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(H)	Consumer Subscriptions includes revenue from SuperPass, as well as our international radio subscription services.

Product Metrics:

(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(J)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.
(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(L)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.
(M)	Consumer subscribers primarily includes our SuperPass and GamePass products. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2011		2010	2011	2010
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Core Products
Net revenue	$50,705	$45,735	$51,870	$144,547	$154,815
Cost of revenue	22,492	19,353	22,230	62,829	58,054

Gross profit	28,213	26,382	29,640	81,718	96,761
Gross margin	56%	58%	57%	57%	63%
Operating expenses	19,398	19,174	19,772	57,958	66,366

Operating income (loss)	$8,815	$7,208	$9,868	$23,760	$30,395
Adjusted EBITDA	$11,617	$9,900	$13,309	$31,777	$40,783
Emerging Products
Net revenue	$10,764	$12,717	$8,778	$34,616	$29,203
Cost of revenue	3,913	2,978	1,076	8,431	5,944

Gross profit	6,851	9,739	7,702	26,185	23,259
Gross margin	64%	77%	88%	76%	80%
Operating expenses	8,884	9,369	6,059	28,144	20,694

Operating income (loss)	$(2,033)	$370	$1,643	$(1,959)	$2,565
Adjusted EBITDA	$(1,711)	$707	$1,771	$(1,192)	$3,048
Games
Net revenue	$22,945	$25,300	$25,784	$76,304	$84,165
Cost of revenue	7,197	8,040	6,279	23,771	21,210

Gross profit	15,748	17,260	19,505	52,533	62,955
Gross margin	69%	68%	76%	69%	75%
Operating expenses	14,159	15,211	17,092	46,184	60,695

Operating income (loss)	$1,589	$2,049	$2,413	$6,349	$2,260
Adjusted EBITDA	$2,275	$2,748	$2,885	$8,363	$6,518
Music
Net revenue	$—	$—	$—	$—	$35,733
Cost of revenue	—	—	—	—	21,864

Gross profit	—	—	—	—	13,869
Gross margin	N/A	N/A	N/A	N/A	39%
Operating expenses	—	—	—	—	13,911

Operating income (loss)	$—	$—	$—	$—	$(42)
Adjusted EBITDA	$—	$—	$—	$—	$4,214
Corporate
Net revenue	$—	$—	$—	$—	$—
Cost of revenue	(1,786)	295	1,125	(483)	1,946

Gross profit	1,786	(295)	(1,125)	483	(1,946)
Gross margin	N/A	N/A	N/A	N/A	N/A
Operating expenses	13,640	14,116	16,949	42,566	73,738

Operating income (loss)	$(11,854)	$(14,411)	$(18,074)	$(42,083)	$(75,684)
Adjusted EBITDA	$(8,094)	$(11,133)	$(12,265)	$(25,097)	$(42,534)
Total
Net revenue	$84,414	$83,752	$86,432	$255,467	$303,916
Cost of revenue	31,816	30,666	30,710	94,548	109,018

Gross profit	52,598	53,086	55,722	160,919	194,898
Gross margin	62%	63%	64%	63%	64%
Operating expenses	56,081	57,870	59,872	174,852	235,404

Operating income (loss)	$(3,483)	$(4,784)	$(4,150)	$(13,933)	$(40,506)
Adjusted EBITDA	$4,087	$2,222	$5,700	$13,851	$12,029

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2011		2010	2011	2010
	Q3	Q2	Q3	YTD	YTD
Core Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$8,815	$7,208	$9,868	$23,760	$30,395
Acquisitions related intangible asset amortization	833	710	1,059	2,017	3,286
Depreciation and amortization	1,969	1,982	2,382	6,000	7,102
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$11,617	$9,900	$13,309	$31,777	$40,783
Emerging Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(2,033)	$370	$1,643	$(1,959)	$2,565
Acquisitions related intangible asset amortization	79	53	—	132	—
Depreciation and amortization	243	284	128	635	483
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$(1,711)	$707	$1,771	$(1,192)	$3,048
Games
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$1,589	$2,049	$2,413	$6,349	$2,260
Acquisitions related intangible asset amortization	257	256	126	767	247
Depreciation and amortization	429	443	346	1,247	4,011
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$2,275	$2,748	$2,885	$8,363	$6,518
Music
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$—	$—	$—	$—	$(42)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Acquisitions related intangible asset amortization (A)	—	—	—	—	58
Depreciation and amortization (A)	—	—	—	—	690
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598
Impairment of goodwill	—	—	—	—	—

Adjusted EBITDA	$—	$—	$—	$—	$4,214
Corporate
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(11,854)	$(14,411)	$(18,074)	$(42,083)	$(75,684)
Other income (expense), net	(228)	(311)	(206)	(661)	887
Depreciation and amortization	593	569	1,033	1,721	3,100
Restructuring and other charges	438	508	1,080	7,850	11,487
Stock-based compensation	2,957	2,686	3,588	8,250	10,280
Loss on excess office facilities	—	(174)	314	(174)	7,396

Adjusted EBITDA	$(8,094)	$(11,133)	$(12,265)	$(25,097)	$(42,534)
Total
Reconciliation of GAAP operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(3,483)	$(4,784)	$(4,150)	$(13,933)	$(40,506)
Net loss attributable to noncontrolling interest in Rhapsody	—	—	—	—	2,910
Other income (expense), net	(228)	(311)	(206)	(661)	887
Acquisitions related intangible asset amortization (A)	1,169	1,019	1,185	2,916	3,591
Depreciation and amortization (A)	3,234	3,278	3,889	9,603	15,386
Loss on excess office facilities	—	(174)	314	(174)	7,396
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	598
Restructuring and other charges	438	508	1,080	7,850	11,487
Stock-based compensation	2,957	2,686	3,588	8,250	10,280

Adjusted EBITDA	$4,087	$2,222	$5,700	$13,851	$12,029

(A)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$(5,182)	$24,523	$(24,336)	$1,844
Less termination of MTVN’s preferred return in Rhapsody	—	—	—	3,700

Net income (loss) available to common shareholders	$(5,182)	$24,523	$(24,336)	$5,544

Shares used to compute basic net income (loss) per share available to common shareholders	34,199	33,905	34,081	33,826
Dilutive stock options and restricted stock	—	537	—	732

Shares used to compute diluted net income (loss) per share available to common shareholders	34,199	34,442	34,081	34,558

Basic net income (loss) per share available to common shareholders	$(0.15)	$0.72	$(0.71)	$0.16
Diluted net income (loss) per share available to common shareholders	$(0.15)	$0.71	$(0.71)	$0.16